                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                               _________________


                                   FORM 8-K/A

                        AMENDMENT NO 1 TO CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15 (D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


               Date of Report (Date of earliest event reported):

                               November 12, 1998


                                  IMPATH INC.
               -------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)



          Delaware                      0-27750               13-3459685
-----------------------------------------------------------------------------
(State or other Jurisdiction    (Commission File Number)  (IRS Employer
     of Incorporation)                                    Identification No.)


521 West 57th Street, New York, New York           10019
----------------------------------------        ----------
(Address of Principal Executive Offices)        (ZIP CODE)


      Registrant's Telephone Number, Including Area Code:   (212) 698-0300
                                                          ------------------

                                (Not applicable)
         -------------------------------------------------------------
         (Former Name or former Address, if Changed, Since Last Report)

Item 2.  Acquisition or Disposition of Assets
---------------------------------------------

On August 31, 1998 the Registrant announced it had acquired Medical Registry Services, Inc. ("MRS"), a leading developer and marketer of cancer registry software products that are currently utilized in over 400 hospitals throughout the United States. The products are used to collect and manage critical diagnostic, treatment, follow-up and outcomes data on cancer patients. MRS shareholders received 550,000 shares of the Registrant's common stock in exchange for all of the outstanding shares of MRS. The acquisition was originally accounted for as pooling-of-interests. On October 26, 1998 the Registrant released its earnings for the third quarter ended September 30, 1998, which included results of at least 30 days of combined operations of the Registrant and MRS. On December 11, 1998, the Registrant announced it has initiated a stock repurchase program pursuant to which its Board authorized the repurchase of $25,000,000. In accordance with SEC Rules and Regulations, specifically Staff Accounting Bulleting #96, such buyback required the Registrant to account for the business combinations as a purchase, as opposed to a pooling-of-interests. As such, the Company is restating its previously filed Form 10-Q for the quarter ended September 30, 1998.

Item 7. Financial Statements and Exhibits
-----------------------------------------

The audited financial statements of MRS as of and for the year ended December 31, 1997, and the unaudited interim financial statements of MRS as of and for the six month periods ended June 30, 1998 and 1997 required by this Item are included herein on pages F-4 through F-11 of this Form 8-K. These audited financial statements were not required under Rule 3-05 as it related to a pooling-of-interest transaction but they are now required as the Registrant is now utilizing purchase accounting.

The Unaudited Pro Forma Financial Information required by this Item is also included on pages F-1 through F-3 of this Form 8-K. The Unaudited Pro Forma Financial Information assumes that the acquisition of MRS occurred, with respect to the June 30, 1998 balance sheet information, on June 30, 1998, and with respect to the statement of operations information at the beginning of each respective period.

The Unaudited Pro Forma Financial Information is not intended to be indicative of the financial position or results of operations had the acquisitions actually occurred on the dates indicated.

The Unaudited Pro Forma Balance Sheet reflects the allocation of the MRS purchase price to the estimated fair value of the assets acquired and liabilities assumed, including various intangible assets, with the residual being allocated to goodwill.

The unaudited pro forma statements of operations reflect the effects of the purchase allocation described above and the resultant amortization. It also assumes the 550,000 shares were outstanding for the entire period.

                                     Impath
                       Consolidated Proforma Balance Sheet
                                     6/30/98




                                                                                             Adjustments        Proforma
               Assets                                             Impath            MRS       Column (A)        Combined
                                                               ----------       -----------  -----------       ----------
Current Assets:
    Cash and cash equivalents                                $ 61,952,571      $  891,604    $       --      $ 62,844,175
    Marketable securities, at market value                     17,240,436            --              --        17,240,436
    Accounts receivable                                        15,830,324          48,911            --        15,879,235
    Prepaid expenses                                              674,271            --              --           674,271
    Prepaid taxes                                                 950,506            --              --           950,506
    Deferred tax assets                                            53,427            --              --            53,427
    Other current assets                                          956,175          10,935            --           967,110
                                                            ------------    ------------    ------------     -----------
          Total current assets                                 97,657,710         951,450            --        98,609,160
Fixed assets, less accumulated depreciation & amortization     15,233,189         123,058            --        15,356,247
Deposits and other assets                                         160,282            --              --           160,282
Intangible assets, net of accumulated amortization              7,965,864            --        16,685,000      24,650,864
                                                            ------------    ------------    ------------     -----------
          Total assets                                       $121,017,045      $1,074,508    $ 16,685,000    $138,776,553
                                                            =============    ============    ============    ============

               Liabilities & Stockholder's Equity
Current Liabilities:
    Current portion of capital lease obligations             $  1,506,178      $     --      $       --      $  1,506,178
    Current portion of note payable                               506,085            --              --           506,085
    Accounts payable                                            1,978,443         291,380         775,000       3,044,823
    Construction payments payable                                    --              --              --              --
    Deferred Revenues                                                --         1,667,387            --         1,667,387
    Income taxes payable                                             --              --              --              --
    Accrued expenses                                              611,896            --              --           611,896
                                                             ------------    ------------    ------------     -----------
          Total current liabilities                             4,602,602       1,958,767         775,000       7,336,369
                                                             ------------    ------------    ------------     ------------
Capital lease obligations, net of current portion               2,818,997            --              --         2,818,997
Note payable, net of current portion                               61,872            --              --            61,872
Deferred tax liability                                               --              --         1,210,000       1,210,000
Stockholders' equity:
    Common stock:                                                  39,658          10,000          (7,250)         42,408
    Additional paid-in capital                                106,041,039            --        13,812,991     119,854,030
    Retained earnings                                           8,014,935        (466,555)        466,555       8,014,935
    Unrealized net depreciation of marketable securities          (67,392)           --              --           (67,392)
                                                             ------------    ------------    ------------     -----------
                                                              114,028,240        (456,555)     14,272,296     127,843,981
Less:
    Cost of shares of common stock held in treasury                  (100)       (427,704)        427,704            (100)
    Deferred compensation                                        (494,566)           --              --          (494,566)
                                                             ------------    ------------    ------------     -----------

Commitments and Contingencies                                        --              --              --               --
          Total stockholders' equity                          113,533,574        (884,259)     14,700,000     127,349,315
                                                             ------------    ------------    ------------     -----------
          Total liabilities and stockholders' equity         $121,017,045      $1,074,508    $ 16,685,000    $138,776,553
                                                             ============    ============    ============     ===========

                                     Impath
                  Consolidated Proforma Statement of Operations
                      For The Year Ended December 31, 1997





                                                                                                Adjustments           Proforma
                                                           Impath               MRS               Column              Combined
                                                       ----------------    -------------     -----------------     ----------------
Revenues:
    Net diagnostic and prognostic services               $ 36,821,738        $ 3,449,795         $          -         $ 40,271,533
    Contract laboratory services                              241,743                  -                    -              241,743
                                                       ----------------    -------------     -----------------     ----------------
          Total Revenues                                   37,063,481          3,449,795                    -           40,513,276
                                                       ---------------     --------------     ----------------     ----------------

Operating expenses:
    Salaries and related costs                             15,056,221          2,285,703             (300,000) C        17,041,924
    Selling, general, and administrative                   16,222,332          1,152,047            1,009,000  B        18,383,379
                                                       ---------------     --------------     ----------------     ----------------
          Total operating expenses                         31,278,553          3,437,750              709,000           35,425,303
                                                       ---------------     --------------     ----------------     ----------------
          Income from operations                            5,784,928             12,045             (709,000)           5,087,973
Interest income                                               677,109             20,582                    -              697,691
Interest expense                                             (339,903)                 -                    -             (339,903)
Gains on marketable securities, net                           379,001                  -                    -              379,001
                                                       ---------------     --------------     ----------------     ----------------
          Income before tax expense                         6,501,135             32,627             (709,000)           5,824,762
Income tax expense                                         (2,851,936)           (10,456)              28,000  D        (2,834,392)
                                                       ---------------     --------------     ----------------     ----------------
          Net income                                     $  3,649,199        $    22,171         $   (681,000)        $  2,990,370
                                                       ===============     ==============     ================     ================

Per common and common equivalent share:
Basic
    Net income per common share                                $ 0.68           N/A                 N/A                     $ 0.50
                                                       ===============     ==============     ================     ================
    Weighted average common and common equivalent
     shares outstanding                                     5,398,000           N/A                   550,000  E         5,948,000
                                                       ===============     ==============     ================     ================

Diluted:
    Net income per common share - assuming dilution            $ 0.63           N/A                 N/A                     $ 0.47
                                                       ===============     ==============     ================     ================

    Weighted average common and common equivalent
     shares outstanding - assuming dilution                 5,809,000           N/A                   550,000  E         6,359,000
                                                       ===============     ==============     ================     ================


                                     Impath
                  Consolidated Proforma Statement of Operations
                     For The Six Months Ended June 30, 1998




                                                                    6 mo.end          6 mo.end                            6 mo.end
                                                                     Impath              MRS          Adjustments         Proforma
                                                                    6/30/98            6/30/98           Column           Combined
                                                                    -----------        ----------      ----------       -----------
Revenues:

    Net diagnostic and prognostic services                         $ 24,897,988       $ 1,811,380       $     --       $ 26,709,368
    Contract laboratory services                                        249,429              --               --            249,429
                                                                    -----------       -----------       ----------      -----------
          Total Revenues                                             25,147,417         1,811,380             --         26,958,797
                                                                    -----------       -----------       ----------      -----------

Operating expenses:
    Salaries and related costs                                       10,125,666         1,033,406         (150,000)C     11,009,072
    Selling, general, and administrative                             11,296,138           626,469          504,000 B     12,426,607
                                                                    -----------       -----------       ----------      -----------
          Total operating expenses                                   21,421,804         1,659,875          354,000       23,435,679
                                                                    -----------       -----------       ----------      -----------
          Income from operations                                      3,725,613           151,505         (354,000)       3,523,118
Interest income                                                       1,384,152             8,290             --          1,392,442
Interest expense                                                       (250,684)             --               --           (250,684)
                                                                    -----------       -----------       ----------      -----------
          Income before tax expense                                   4,859,081           159,795         (354,000)       4,664,876
Income tax expense                                                   (1,992,223)           (3,829)          74,000 D     (1,922,052)
                                                                    -----------       -----------       ----------      -----------
Net income                                                         $  2,866,858       $   155,966       $ (280,000)    $  2,742,824
                                                                    ===========       ===========       ==========      ===========

Per common and common equivalent share:
Basic
    Net income per common share                                          $ 0.41               N/A              N/A           $ 0.36
                                                                    ===========       ===========       ==========      ===========
    Weighted average common and common equivalent
     shares outstanding                                               6,968,000               N/A        550,000 E        7,518,000
                                                                    ===========       ===========       ==========      ===========

Diluted:
    Net income per common share - assuming dilution                      $ 0.39               N/A              N/A           $ 0.35
                                                                    ===========       ===========       ==========      ===========

    Weighted average common and common equivalent
     shares outstanding - assuming dilution                           7,380,000               N/A        550,000 E        7,930,000
                                                                    ===========       ===========       ==========      ===========


                                  IMPATH INC.

                          NOTES TO UNAUDITED CONDENSED
                         COMBINED FINANCIAL STATEMENTS

The pro forma financial information is based on the purchase method of accounting. Under Accounting Principles Board Opinion No. 16, "Business Combinations," the acquiring corporation records as its cost the fair market value of the acquired assets less liabilities assumed. A difference between the sum of the fair values of all tangible and identifiable intangible assets acquired, less liabilities assumed, is recorded as goodwill. The reported income of an acquiring corporation includes the operations of the acquired company after the effective date of the acquisition.

The acquisition of MRS was consummated on August 31, 1998. The consideration and the allocation of the purchase price are summarized below (based upon June 30, 1998 MRS balance sheet):

Purchase Price:
           Issuance of 550,000 shares of IMPATH Inc. common stock
               (approximately $25 per share)                                        $13,750,000
           Non-compete payment (due 2/99)                                               200,000
           Acquisition costs                                                            475,000
                                                                                    -----------

           Net current assets and liabilities                                       $14,425,000
                                                                                    ===========

      Allocation of Purchase Price:
           Furniture and fixtures                                                   $   123,000
           Net current assets and liabilities                                        (1,007,000)
           Net deferred tax liability                                                (1,210,000)
           Intangible assets:     Workforce                                             330,000
                                  Tradename                                             145,000
                                  Software                                              500,000
                                  Customer list                                       2,657,000
                                  Non-compete                                           200,000
                                  Goodwill                                           12,687,000
                                                                                    -----------

                                                                                    $14,425,000
                                                                                    ===========

The intangibles will be amortized over the following estimated useful lives:

                     Workforce               7 years
                     Tradename               20 years
                     Software                5 years
                     Customer list           20 years
                     Non-compete             5 years
                     Goodwill                20 years

The following is a description of the pro forma adjustments:


A) To record the issuance of IMPATH Inc. common shares and the fair values ascribed to the assets acquired and liabilities assumed; to eliminate the equity of MRS and to accrue certain estimated payments related to the merger.

B) To record the amortization of the acquired intangibles.

C) To reduce compensation expense related to the two former principal owners of MRS to amounts per their employment agreements with IMPATH (MRS formerly a subchapter S Corp.).

D) To reflect a pro forma tax provision related to the net income of MRS. No tax benefit reflected regarding the amortization of goodwill as the transaction was a tax-free merger.

E) To adjust earnings per share calculation to reflect the 550,000 shares issued as consideration as outstanding for the entire period.

                        MEDICAL REGISTRY SERVICES, INC.
                             AND AFFILIATED COMPANY

                         Combined Financial Statements

                  (With Independent Auditors' Report Thereon)

                          Independent Auditors' Report


The Board of Directors and Stockholders
Medical Registry Services, Inc.:


We have audited the accompanying combined balance sheet of Medical Registry Services, Inc. and affiliated company as of December 31, 1997, and the related combined statements of operations and accumulated deficit, and cash flows for the year then ended. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Medical Registry Services, Inc. and affiliated company as of December 31, 1997, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.



KPMG LLP

Short Hills, New Jersey
July 1, 1998

                         MEDICAL REGISTRY SERVICES, INC.
                             AND AFFILIATED COMPANY

                             Combined Balance Sheets


                                                                                                 June 30,            December 31,
                            Assets                                                                 1998                  1997
                                                                                             ---------------       ----------------
                                                                                                (Unaudited)
Current assets:

    Cash                                                                                         $   891,604            $   261,772
    Accounts receivable                                                                               48,911                187,732
                                                                                                 -----------            -----------
                   Total current assets                                                              940,515                449,504

Furniture and fixtures, net of accumulated amortization
    of $402,557 and $378,186, respectively                                                           123,058                147,429
Other assets                                                                                          10,935                 11,155
                                                                                                 -----------            -----------

                   Total assets                                                                  $ 1,074,508            $   608,088
                                                                                                 ===========            ===========

             Liabilities and Stockholders' Deficit

Liabilities:
    Accounts payable                                                                             $   217,180            $   285,097
    Accrued pension expense                                                                           74,200                 70,492
    Deferred revenues                                                                              1,667,387              1,247,724
                                                                                                 -----------            -----------

                   Total liabilities                                                               1,958,767              1,603,313
                                                                                                 -----------            -----------

Stockholders' deficit:
    Common stock, no par value. Authorized, issued and
       outstanding 1,000 shares                                                                       10,000                 10,000
    Accumulated deficit                                                                             (466,555)              (577,521)
    Treasury stock, at cost                                                                         (427,704)              (427,704)
                                                                                                 -----------            -----------

                   Total stockholders' deficit                                                      (884,259)              (995,225)
                                                                                                 -----------            -----------

                   Total liabilities and stockholders' deficit                                   $ 1,074,508            $   608,088
                                                                                                 ===========            ===========




See accompanying notes to combined financial statements.

                        MEDICAL REGISTRY SERVICES, INC.
                            AND AFFILIATED COMPANY

           Combined Statements of Operations and Accumulated Deficit

                                                                                        Six-month
                                                                                  Period ended June 30                Year ended
                                                                         ------------------------------------         December 31,
                                                                                1998                1997                  1997
                                                                         ----------------     ----------------      ----------------
                                                                                      (Unaudited)
Revenues:
    License fees and rental income                                          $ 1,811,390           $ 1,726,221           $ 3,449,795
    Interest and dividend income                                                  8,290                 8,633                20,582
                                                                            -----------           -----------           -----------
                   Total revenues                                             1,819,680             1,734,854             3,470,377
                                                                            -----------           -----------           -----------

Expenses:
    Salaries and related costs                                                1,033,406             1,024,115             2,285,703
    Selling, general and administrative expense                                 626,479               631,981             1,152,047
                                                                            -----------           -----------           -----------
                   Total expenses                                             1,659,885             1,656,096             3,437,750
                                                                            -----------           -----------           -----------
                   Net income before state
                     income taxes                                               159,795                78,758                32,627

State income taxes                                                               (3,829)               (4,095)              (10,456)
                                                                            -----------           -----------           -----------
                   Net income                                                   155,966                74,663                22,171

Accumulated deficit at beginning of period                                     (577,521)             (439,692)             (439,692)
Distributions                                                                   (45,000)             (127,000)             (160,000)
                                                                            -----------           -----------           -----------

Accumulated deficit at end of period                                        $  (466,555)          $  (492,029)          $  (577,521)
                                                                            ===========           ===========           ===========



See accompanying notes to combined financial statements.

                         MEDICAL REGISTRY SERVICES, INC.
                             AND AFFILIATED COMPANY

                        Combined Statements of Cash Flows


                                                                                        Six-month
                                                                                   Period ended June 30
                                                                             ---------------------------------         Year ended
                                                                                   1998              1997          December 31, 1997
                                                                             ---------------    --------------     -----------------
                                                                                        (Unaudited)

Cash flows from operating activities:
    Net income                                                                    $ 155,966           $  74,663           $  22,171
    Adjustments to reconcile net income to net
       cash provided by operating activities:
          Depreciation and amortization                                              24,371              19,221              37,948
          Changes in assets and liabilities:
            (Increase) decrease in accounts
               receivables                                                          138,821              78,403             (56,324)
            (Increase) decrease in other assets                                         220                  --              (1,720)
            Increase (decrease) in accounts payable                                 (67,917)            136,621              75,269
            Increase (decrease) in accrued pension
               expense                                                                3,708              (6,726)              4,216
            Increase in deferred revenue                                            419,663             364,945             121,968
                                                                                  ---------           ---------           ---------
               Net cash provided by operating
                   activities                                                       674,832             667,127             203,528

Cash flows from financing activities - distributions                                (45,000)           (127,000)           (160,000)
                                                                                  ---------           ---------           ---------
               Net increase in cash                                                 629,832             540,127              43,528

Cash at beginning of period                                                         261,772             218,244             218,244
                                                                                  ---------           ---------           ---------

Cash at end of period                                                             $ 891,604           $ 758,371           $ 261,772
                                                                                  =========           =========           =========

Supplementary disclosure - taxes paid                                             $  10,456           $   4,210           $   8,206
                                                                                  =========           =========           =========


See accompanying notes to combined financial statements.

                        MEDICAL REGISTRY SERVICES, INC.
                            AND AFFILIATED COMPANY

                    Notes to Combined Financial Statements

(1) Organization and Business Activities

    Medical Registry Services, Inc. was incorporated in 1979 and currently markets cancer registry software utilized in hospitals throughout the United States. The financial statements of RW Associates have been combined with those of Medical Registry Services, Inc. (the Company) because of common ownership. The operations of RW Associates are limited.


(2) Summary of Significant Accounting Policies

    Interim Financial Statements

    The interim combined financial statements as of June 30, 1998 and for the six-months periods ended June 30, 1998 and 1997 are unaudited, and certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments necessary to fairly present the financial position, results of operations and cash flows with respect to the interim financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

    Furniture and Fixtures

    Furniture and fixtures are stated at cost, less accumulated depreciation and amortization. Depreciation is computed on the straight-line method over the estimated useful lives of the assets, which range from three to seven years.

    The Company reviews its fixed assets for impairment when events or changes in business conditions indicate that their full carrying value may not be recovered. Assets are considered to be impaired and written down to fair value if expected associated cash flows are less than the carrying amount. Fair value is generally the present value of the expected associated cash flows.

    Research and Development

    Research and product development costs are expensed as incurred.

    Accounting for Income Taxes

    The Company has elected S Corporation status as defined by the Internal Revenue Code and state tax statutes, whereby the Company is not subject to taxation for federal purposes. Under S Corporation status, the stockholders report their share of the Company's taxable earnings or losses in their personal tax returns. State taxes are provided for at the company level.

                        MEDICAL REGISTRY SERVICES, INC.
                            AND AFFILIATED COMPANY

                    Notes to Combined Financial Statements

    Revenue Recognition

    Revenue from the license of software is deferred and recognized on a straight-line basis over the term of the agreement. All license agreements have support and maintenance obligations by the Company.

    Use of Estimates

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

    Fair Value of Financial Instruments

    The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties. The carrying amount of the Company's financial instruments included in the accompanying combined balance sheet approximates estimated fair value due to their short-term nature.


(3) Commitments

    The Company maintains various operating leases, primarily for office space. As of December 31, 1997, future minimum lease payments under noncancellable leases are as follows:



                1998                                $ 71,645
                1999                                  67,445
                2000                                  26,087
                2001                                     901
                                                    --------

                                                    $ 166,078
                                                    =========


   Rent expense for the year ended December 31, 1997 totaled approximately $74,000.

                        MEDICAL REGISTRY SERVICES, INC.
                            AND AFFILIATED COMPANY

                    Notes to Combined Financial Statements


(4)  Employee Benefits

     Effective January 1, 1991, the Company adopted the Medical Registry Services Inc. Profit Sharing Plan (the Profit Sharing Plan) benefiting certain employees. Employees who are over the age of 21 and have completed one year of service are eligible for participation. The contribution to the Profit Sharing Plan is an amount determined by the Company each year. Employees are 100% vested in employer contributions over a six-year period.

     Effective March 2, 1991 and amended and restated July 1, 1997, the Company adopted the Medical Registry Services Inc. 401(k) Plan (the Plan) benefiting certain employees. All employees who are over the age of 21 are eligible for immediate voluntary participation in the Plan. Employees may contribute 1% to 15% of their total salaries on a before tax basis. There is no matching contribution from the Company, however, the Company may decide to make an additional contribution to the Plan at their discretion. Plan participants become 100% vested in their contributions after five years of service. The Company contributed a total of $123,359 related to these plan's for the year ended December 31, 1997.


(5)  Related Party

     The Company paid approximately $41,000 in consulting fees to a company owned by the wife of one of the principals of the Company in 1997.


(6)  Subsequent Event (Unaudited)

     On August 31, 1998, the Company was acquired by IMPATH Inc. for 550,000 shares of IMPATH's common stock.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                          IMPATH INC.


Date:  March 24, 1999      By  /s/ John P. Gandolfo
                               --------------------
                                Name:   John P. Gandolfo
                                Title:  Executive Vice President,
                                        Chief Operating Officer and
                                        Chief Financial Officer





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